For Immediate Release

Contact: Andrew M. O’Shea Chief Financial Officer 860.298.0444 aoshea@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Former MTS Head to Become CEO of Moscow CableCom Corp.

New York, NY – August 15, 2005 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced that Mikhail Smirnov, former President of Mobile TeleSystems (NYSE: MBT), the largest wireless operator in Russia and the CIS, has joined MOCC as its Chief Executive Officer and a member of its Board of Directors.

The company also announced today that Warren L. Mobley has resigned as the Company’s Chief Executive Officer, and will remain with the Company as a director and as strategic consultant to Mr. Smirnov.

Mr. Smirnov brings with him a wealth of experience in the Russian communications sector.  Under his leadership as President from 1995 to 2003, MTS grew from a local wireless operator with 3,000 subscribers to become the largest wireless operator in Russia and the CIS, with over 15 million subscribers and annual revenues in excess of $2 billion upon his departure.  During his tenure at MTS, he also led the Company through its successful IPO on the NYSE in 2000.  Mr. Smirnov left MTS to become the General Director of the Moscow City Telephone Network (MGTS) and Chairman of the Internet Service Provider MTU-Intel.

Andrew Intrater, the Company’s Chairman stated, “We have been fortunate to have had an international cable TV industry veteran like Warren Mobley on board to restructure and position the Company for growth, and to have attracted Mikhail Smirnov, one of Russia’s most successful corporate executives, to take the Company into its next phase of development and build Moscow CableCom into the leading Russian broadband operator.”

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  At present, no other company in Moscow is providing a full range of residential broadband services. For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Transition Report on Form 10-K for the ten-month period ended December 31, 2004 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.